3Q23 Financial Results October 18, 2023

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “hopeful,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the Investors acquisition and HSBC transaction; • The effects of geopolitical instability, including as a result of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transitional risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non- GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

3Q23 GAAP financial summary

$s in millions	3Q23	2Q23	3Q22	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,522	$ 1,588	$ 1,665	$ (66)	(4) %	$ (143)	(9) %
Noninterest income	492	506	512	(14)	(3)	(20)	(4)
Total revenue	2,014	2,094	2,177	(80)	(4)	(163)	(7)
Noninterest Expense	1,293	1,306	1,241	(13)	(1)	52	4
Pre-provision profit	721	788	936	(67)	(9)	(215)	(23)
Provision for credit losses	172	176	123	(4)	(2)	49	40
Income before income tax expense	549	612	813	(63)	(10)	(264)	(32)
Income tax expense	119	134	177	(15)	(11)	(58)	(33)
Net income	$ 430	$ 478	$ 636	$ (48)	(10) %	$ (206)	(32) %
Preferred dividends	30	34	25	(4)	(12)	5	20
Net income available to common stockholders	$ 400	$ 444	$ 611	$ (44)	(10) %	$ (211)	(35) %
$s in billions							
Average interest-earning assets	$ 199.6	$ 201.5	$ 203.6	$ (1.9)	(1) %	$ (4.0)	(2) %
Average deposits	$ 176.5	$ 173.2	$ 177.6	$ 3.2	2 %	$ (1.2)	(1) %
Performance metrics							
Net interest margin[1]	3.03 %	3.16 %	3.24 %	(13) bps		(21) bps	
Net interest margin, FTE[1]	3.03	3.17	3.25	(14)		(22)	
Loans-to-deposit ratio (period-end)	84.0	85.2	87.4	(114)		(341)	
ROTCE	12.0	12.4	17.0	(42)		(496)	
Efficiency ratio	64.2	62.3	57.0	187		719	
Noninterest income as a % of total revenue	24 %	24 %	24 %	30 bps		90 bps	
Full-time equivalent colleagues	18,214	18,468	19,235	(254)	(1)	(1,021)	(5)
Operating leverage					(2.9) %		(11.7) %
Per common share							
Diluted earnings	$ 0.85	$ 0.92	$ 1.23	$ (0.07)	(8) %	$ (0.38)	(31) %
Tangible book value	$ 27.73	$ 28.72	$ 26.62	$ (0.99)	(3) %	$ 1.11	4 %
Average diluted shares outstanding (in millions)	471.2	481.0	497.5	(9.8)	(2) %	(26.3)	(5) %

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

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4 3Q23 Underlying financial summary(1) Q/Q Y/Y $s in millions 3Q23 $/bps % $/bps % Net interest income $ 1,522 $ (66) (4) % $ (143) (9) % Noninterest income 492 (14) (3) (20) (4) Total revenue 2,014 (80) (4) (163) (7) Noninterest expense 1,271 38 3 76 6 Pre-provision profit 743 (118) (14) (239) (24) Provision for credit losses 172 (4) (2) 49 40 Net income available to common stockholders $ 418 $ (79) (16) % $ (226) (35) % Performance metrics Diluted EPS $ 0.89 $ (0.15) (14) % $ (0.41) (32) % Efficiency ratio 63.1 422 bps 818 bps Noninterest income as a % of total revenue 24% 30 bps 90 bps ROTCE 12.5% (142) bps (540) bps Tangible book value per share $ 27.73 $ (0.99) (3) % $ 1.11 4% 3Q23 Notable Items Impacts Pre-tax EPS ($s in millions except per share data) Integration related $ (8) $ (0.02) TOP and Other items (14) (0.02) Total: $ (22) $ (0.04) See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31.

3Q23 Underlying financial performance detail[1]

	(A)	(B)	(C) = (A) + (B)	(D)	(E) = (C) + (D)
$s in millions	Legacy Core[2]	Private Bank	Core	Non-Core[3]	Total CFG
Net interest income	$1,563	$0.3	$1,563	$(41)	$1,522
Noninterest income	492	—	492	—	492
Total revenue	2,055	0.3	2,055	(41)	2,014
Noninterest Expense	1,206	34.8	1,241	30	1,271
Pre-provision profit	848	(34.5)	814	(71)	743
Provision for credit losses	152	—	152	20	172
Income before income tax expense	696	(34.5)	662	(91)	571
Income tax expense	156	(9.0)	147	(24)	123
Net income	541	(25.5)	515	(67)	448
Preferred dividends	30	—	30	—	30
Net income available to common stockholders	$511	$(25.5)	$485	$(67)	$418
Contribution to total CFG Diluted EPS	$1.08	$(0.05)	$1.03	$(0.14)	$0.89
$s in billions					
Interest-earning assets (spot)	$188	$–	$188	$12.3	$200
Loans (spot)	137	—	137	12.3	150
Deposits (spot)	178	0.2	178	—	178
Risk-weighted assets (spot)	164	—	164	12.4	176
Performance metrics:					
Net interest margin, FTE[4]	3.33%		3.33%	(1.24)%	3.03%
Loans-to-deposit ratio (spot)	77.2		77.1		84.0
CET1 capital ratio	11.2		11.2		10.4
ROTCE	15.3		14.6		12.5
Efficiency ratio	58.7		60.4		63.1
Noninterest income as a % of total revenue	24.0		24.0		24.4

Commentary

- CFG performance reflects solid Legacy Core results, investment in Private Bank and impact from Non-Core
- Private Bank expected to reach breakeven in 2H24 and achieve ~5% EPS accretion in 2025
- Non-Core ran down $1.4 billion in Q3 and targeting ~$9 billion rundown by YE2025

5

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

6 Overview(1) See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. 3Q23: Quarter highlights – Underlying EPS of $0.89 and ROTCE of 12.5%; includes $(0.05) for the Private Bank start-up investment and $(0.14) impact from the Non- Core portfolio – Underlying PPNR of $743 million, with lower NII and fees, and expenses up slightly including the Private Bank start-up investment ◦ NII down 4% QoQ given lower NIM and slightly lower average interest-earning assets ◦ Fees down 3% QoQ reflecting Capital Markets deal slippage into Q4 ◦ Underlying efficiency ratio of 63.1% compares with 58.9% at 2Q23 and 54.9% at 3Q22 ▪ 61.4% excluding Private Bank start-up investment – Strong CET1 ratio of 10.4%(2); repurchased $250 million in common shares – Period-end LDR of 84% – Executing Non-Core strategy to run off non-strategic lending and high-cost funding ◦ $1.4 billion of Non-Core loan portfolio run off in 3Q23 ◦ $3.2 billion of auto-collateralized funding at September 30, 2023 – Cash and securities further strengthened, up ~$4 billion QoQ – Strong capital and liquidity metrics position us well for changing regulatory environment – Continue to be well reserved for credit issues: ACL 1.55% vs. ~1.3% pro forma day one CECL ◦ General Office reserve of 9.5% at September 30, 2023 – Focus on driving attractive new relationships and existing customer primacy/deepening – Well positioned in NYC metro to gain market share; performance tracking well – Citizens Private Bank established to build Wealth presence; ~$500 million of deposit and investments brought in during 3Q soft launch – TOP 8 program expected to deliver ~$115 million run rate benefit by YE2023; TOP 9 in process of launch; targeting flat 2024 Underlying expenses Well positioned for medium-term relative outperformance through strategic initiatives Refining and strengthening the balance sheet in a strategic fashion

7 3.17% 0.03% 0.16% (0.22)% (0.06)% (0.02)% (0.03)% 3.03% 2Q23 Non-Core Impact Asset Yields* Deposit Pricing NIB Migration Liquidity Build Daycount/ Other 3Q23 $203.6B $204.5B $202.6B $201.5B $199.6B $1,665 $1,695 $1,643 $1,588 $1,522 3.25% 3.30% 3.30% 3.17% 3.03% 3Q22 4Q22 1Q23 2Q23 3Q23 ■ NII down 4%, as expected, given lower NIM and slightly lower interest-earning assets, partly offset by higher day count – NIM of 3.03% decreased 14 bps, primarily driven by higher funding costs partially offset by higher earning-asset yields and Non-Core portfolio run off – Interest-earning asset yields up 13 bps to 5.13% – Interest-bearing deposit costs up 39 bps to 260 bps; well-controlled cumulative beta of 48% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Net interest income decline reflects higher funding costs Linked Quarter NIM & NII walk from 2Q23 to 3Q23 $3 $54 $(100) $(31) $2$1,588 $1,522$6 $s in millions *Excludes impacts from non-core run-off and liquidity build ■ Neutral impact to NII over the next 12 months with a gradual 200 bp increase in rates above forward curve Rate sensitivity $s in millions, except earning assets

Noninterest income

Fees down 3% QoQ reflecting a challenging market environment

$s in millions	3Q23	2Q23	3Q22	$ Q/Q	$ Y/Y
Service charges and fees	$ 105	$ 101	$ 109	$ 4	$ (4)
Capital markets fees	67	82	89	(15)	(22)
Card fees	74	80	71	(6)	3
Mortgage banking fees	69	59	66	10	3
Trust and investment services fees	63	65	61	(2)	2
FX and derivative products	48	44	42	4	6
Letter of credit and loan fees	43	43	40	—	3
Securities gains, net	5	9	—	(4)	5
Other income[1]	18	23	34	(5)	(16)
Noninterest income, reported	$ 492	$ 506	$ 512	$ (14)	$ (20)

Noninterest income

$s in millions



$512
$505
$485
$506
$492
3Q22
4Q22
1Q23
2Q23
3Q23

Linked Quarter

- Noninterest income decreased 3%
  - Service charges and fees increased $4 million reflecting lower consumer cash balances
  - Capital markets fees decreased $15 million as several M&A deals pushed into Q4
  - Card fees decreased $6 million, primarily reflecting lower balance transfer fees
  - Mortgage banking fees increased $10 million, driven by higher MSR valuation
  - Trust and investment services fees decreased $2 million, reflecting lower annuity sales
  - FX and derivative products revenue increased $4 million, reflecting strength in commodities hedging

Year-Over-Year

- Noninterest income decreased 4%
  - Service charges and fees decreased $4 million, reflecting the elimination of non-sufficient funds fees in Consumer
  - Capital markets fees decreased $22 million, given lower M&A advisory and underwriting fees, partially offset by higher loan syndication fees
  - Card fees increased $3 million, reflecting higher transaction volumes
  - Mortgage banking fees increased $3 million, driven by higher MSR valuation
  - FX and derivative products revenue increased $6 million, reflecting increased client activity in interest rate products and commodities hedging

8

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31.

Noninterest expense[1]

Broadly stable excluding Private Bank start-up investment; remain highly disciplined on expenses

$s in millions	3Q23	2Q23	3Q22	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 654	$ 601	$ 622	$ 53	$ 32
Outside services	153	156	152	(3)	1
Equipment & software	185	177	159	8	26
Occupancy	105	106	104	(1)	1
Other operating expense	174	193	158	(19)	16
Noninterest expense, underlying	$ 1,271	$1,233	$1,195	$ 38	$ 76
Notable items [1]	22	73	46	(51)	(24)
Noninterest expense, reported	$ 1,293	$1,306	$1,241	$ (13)	$ 52
Full-time equivalents (FTEs)	18,214	18,468	19,235	(254)	(1,021)

Efficiency ratio



57.0%
54.9%
56.4%
54.4%
60.9%
57.8%
62.3%
58.9%
64.2%
63.1%
3Q22
4Q22
1Q23
2Q23
3Q23
Underlying
Notable items

Linked Quarter

- Underlying noninterest expense up $38 million QoQ; broadly stable excluding $35 million in expense related to the Private Bank start-up investment
  - Reflects an increase in salaries and employee benefits, driven by the Private Bank start-up investment
  - Equipment and software increased given technology-related investments
  - Other operating expense decreased reflecting lower advertising spend

Year-Over-Year

- Underlying noninterest expense of $1.3 billion increased 6%; up 3% excluding $35 million in expenses related to the Private Bank start-up investment
  - Reflects an increase in salaries and employee benefits primarily reflecting the Private Bank start-up investment
  - Higher equipment and software expense driven by increased software maintenance and amortization costs
  - Higher other operating expense reflects an industry-wide increase in FDIC insurance surcharge, as well as higher advertising costs

9

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31.

Loans and leases

Loans down slightly reflecting balance sheet optimization

Average loans and leases



$s in billions
$156.9
$157.1
$156.5
$153.7
$150.8
$17.9
$16.7
$15.6
$14.4
$13.0
~10% QoQ
$139.0
$140.4
$140.9
$139.3
$137.8
~1% QoQ
4.17%
4.75%
5.25%
5.52%
5.66%
3Q22
4Q22
1Q23
2Q23
3Q23
Core
Non-Core
Loan yield

Period-end loans and leases



$s in billions
$156.1
$156.7
$154.7
$151.3
$149.7
$17.3
$16.1
$15.1
$13.7
$12.3
~10% QoQ
$138.8
$140.6
$139.6
$137.6
$137.4
Stable QoQ
3Q22
4Q22
1Q23
2Q23
3Q23
Core
Non-Core

Linked Quarter

- Average loans down $2.9 billion, or 2%, driven by planned Non-Core portfolio run off
  - Core loans down 1% with commercial down $2.0 billion, or 2%, driven by C&I balance sheet optimization actions, largely offset by retail, up 1%, driven by growth in mortgage and home equity
- Period-end loans down $1.6 billion, or 1%, driven by planned Non-Core portfolio run off
  - Core loans stable with retail growth in mortgage and home equity offset by commercial balance sheet optimization actions
- Loan yield of 5.66%, up 14 bps QoQ

Year-Over-Year

- Average loans down $6.1 billion, or 4%, driven by Non-Core portfolio run off
  - Core loans down 1% with commercial down $3.8 billion, or 5%, driven by C&I balance sheet optimization actions largely offset by retail up 3% driven by growth in mortgage and home equity
- Period-end loans down $6.4 billion, or 4%, driven by Non-Core Portfolio run off
  - Core loans down 1% with commercial down $3.7 billion, or 5%, driven by C&I balance sheet optimization actions largely offset by retail up 2% driven by growth in mortgage and home equity

10

Deposit performance and cost of funds

Spot deposit increase of $530 million QoQ across Consumer and Commercial

3Q23 Period-end deposits



$s in billions
$178.6
$180.7
$172.2
$177.7
$178.2
3Q22
4Q22
1Q23
2Q23
3Q23
Commercial
Consumer
Other

3Q23 Average deposits



$s in billions
$177.6
$179.0
$174.4
$173.2
$176.5
0.56%
0.39%
1.23%
0.88%
1.74%
1.28%
2.21%
1.68%
2.60%
2.02%
3Q22
4Q22
1Q23
2Q23
3Q23
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits up slightly, $530 million, driven by Commercial
- Average deposits up $3.2 billion, or 2%
  - Consumer deposits up $2.1 billion
  - Commercial up $1.7 billion
- Citizens Access 3Q23 average balance of $10.9 billion; period-end balance of $11.0 billion
- Total deposit costs increased 34 bps
- Interest-bearing deposit costs increased 39 bps; sequential beta 144%; well-controlled cumulative beta of 48%
- Total cost of funds of 224 bps, up 27 bps

Year-Over-Year

- Period-end deposits broadly stable; average deposits down $1.2 billion, or 1%, primarily due to rate-related outflows
- Total deposit costs up 163 bps and interest-bearing deposit costs up 204 bps
- Total cost of funds up 162 bps

11

12 NIB 22% Money Market 30%Checking With Interest 19% Citizens Access Savings 6% Savings 10% Term 13% 65% 70% 70% 2Q23 2Q23 3Q23 55% 67% 67% 2Q23 2Q23 3Q23 Branch Deposits 47% Citizens Access 6% Wealth 1% Business Banking 13% Commercial 27% Treasury/ Other 6% (As of 9/30/23) Highly diversified and retail-oriented deposit base $178B Period-end deposits Peer Avg(1) Business mix Product mix See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. Total deposits insured/secured(2) % Consumer Banking deposits Peer Avg(1) 51% 46% 44% 26% 23% 22% 25% 23% 22% NIB Low-cost deposits 1Q23 2Q23 3Q23 % NIB and low-cost deposits (3)

Credit quality overview

Credit provision expense; net charge-offs


$s in millions
0.19%
0.22%
0.34%
0.40%
0.40%
$123
$74
$132
$88
$168
$133
$176
$152
$172
$153
3Q22
4Q22
1Q23
2Q23
3Q23
Provision for credit losses
Net charge-offs
Net c/o ratio

Highlights

- NCOs of $153 million, or 40 bps of average loans and leases, stable QoQ
- Nonaccrual loans increased 9% QoQ to 87 bps of total loans primarily driven by an increase in the General Office segment of commercial real estate and expected seasoning in home equity and auto consistent with 2022 origination volume
- Provision for credit losses of $172 million, with reserve build of $19 million; ACL coverage ratio of 1.55%, up 3 bps QoQ
- ACL to nonaccrual loans and leases ratio of 179% compares with 193% as of 2Q23 and 258% as of 3Q22

Allowance for credit losses


$s in millions
$2,196
$2,240
$2,275
$2,299
$2,318
1.41%
1.43%
1.47%
1.52%
1.55%
3Q22
4Q22
1Q23
2Q23
3Q23
Allowance for credit losses
Allowance to loan coverage ratio(1)

Nonaccrual loans


$s in millions
$852
$944
$996
$1,191
$1,296
0.55%
0.60%
0.64%
0.79%
0.87%
3Q22
4Q22
1Q23
2Q23
3Q23
Nonaccrual loans
Nonaccrual loans to total loans

13

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Allowance for credit losses

Allowance for credit losses

$s in millions

	2Q23		3Q23	
	ACL	% Coverage	ACL	% Coverage
Retail	**$ 929**	**1.27 %**	**$ 893**	**1.23 %**
Commercial	**1,370**	**1.75**	**1,425**	**1.84**
C&I	702	1.46	707	1.51
CRE	637	2.20	692	2.35
Leasing	31	2.40	26	2.14
Total	**$ 2,299**	**1.52 %**	**$ 2,318**	**1.55 %**
Memo:				
General Office				
ACL	$ 313	8.0 %	$ 354	9.5 %
NCOs	$ 56		$ 44	

CRE General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~68%
Avg. Loss Severity (%)	~50%
Default rate (%)	~18-20%
Scenario losses implied	~$354 million
General Office ACL Coverage	9.5%

Commentary

- The increase in the ACL reserve coverage to 1.55% primarily reflects higher reserves against CRE exposures
- The key macroeconomic assumptions underlying the reserve reflect a moderate recession over the two-year reasonable and supportable period
- Peak unemployment of ~6% and peak-to-trough GDP decline of ~1%, unchanged from prior quarter. Collateral value peak-to-trough declines stable for CRE at ~13%, driven by General Office, and improved for auto compared with prior quarter
- Additionally, qualitative factors and sensitivities are incorporated in the allowance framework to account for other considerations not fully captured in reserve models

CRE General Office commentary

- CRE General Office portfolio of $3.7 billion, down $200 million, or 5%, QoQ driven by paydowns and charge-offs
- ~99.2% of CRE General Office is in current pay status
- Strong ACL coverage of General Office; ACL informed by a specific CRE downside macro scenario combined with a loan-by-loan analysis
  - Increased ACL coverage for CRE General Office to 9.5% from 8.0% while absorbing ~$100 million in 2Q and 3Q NCOs, which is another ~2.5% of loans
- Capital impacts of higher stress scenarios very modest

14

Capital remains strong

$s in billions (period-end)	3Q22	4Q22	1Q23	2Q23	3Q23
Basel III basis[1][2]					
Common equity tier 1 capital	$ 18.3	$ 18.6	$ 18.4	$ 18.4	$ 18.4
Risk-weighted assets	$187.2	$185.2	$183.2	$179.0	$176.4
Common equity tier 1 ratio	**9.8 %**	**10.0 %**	**10.0 %**	**10.3 %**	**10.4 %**
Tier 1 capital ratio	**10.9 %**	**11.1 %**	**11.1 %**	**11.4 %**	**11.5 %**
Total capital ratio	**12.6 %**	**12.8 %**	**12.9 %**	**13.3 %**	**13.4 %**
Tangible common equity ratio	6.1 %	6.3 %	6.6 %	6.3 %	5.9 %

CET1 ratio remains strong[3]

	CET1	TBV/share $	TBV/share %
2Q23	**10.3 %**	**$28.72**	
Net Income	0.24	0.92	3.2 %
Common and preferred dividends	(0.13)	(0.49)	(1.7)
RWA decrease	0.15		
Treasury stock	(0.14)	(0.01)	—
Goodwill and intangibles	—	—	—
AOCI	—	(1.46)	(5.1)
Other	0.02	0.05	0.2
Total change	0.14	(0.99)	(3.4)%
3Q23	**10.4 %**	**$27.73**	

Highlights

- 3Q23 CET1 ratio of 10.4%[1] compares with 10.3% in 2Q23
  - 8.3% CET1 ratio adjusted for AOCI opt-out removal
- TBV/share of $27.73, down 3% QoQ and tangible common equity ratio of 5.9%, down 39 bps QoQ given AOCI impacts associated with higher rates
- Paid $200 million in common dividends to shareholders and repurchased $250 million of common stock in 3Q23; remaining Board-authorized capacity of $1.094 billion at September 30, 2023
- Timing and amount of future share repurchases will be impacted by our view of external conditions

15

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Business initiatives to drive improving performance

Consumer Banking

Building a Leading NY/NJ Bank

+12% new HSBC and ISBC retail checking households YTD

HSBC and ISBC consumer deposits per branch growth YTD has significantly outpaced legacy major metro branches


1%
9%
Legacy Major Metro
HSBC + ISBC

Growing Citizens Private Bank

~$500MM deposit and investment balances brought in during 3Q23

Current Focus:

- Launch Private Bank strategy and brand in October
- Finalize office locations and design
- Creating operating model changes to deliver an exceptional client service experience

Driving deposit and investment primacy

+30%

Growth in investment sales YTD 2023 vs. YTD 2022[1]

+38

Private Client relationship managers hired to support deepening Citizens*Plus* relationships

Commercial Banking

Capturing the Private Capital Opportunity

For the past 10 years, Citizens has been cultivating distinctive capabilities to serve the Private Capital ecosystem

Advisory, subscription finance, LBOs, public market capital
Increasing lead lefts from Sponsors

Strong league table results

Middle market bookrunner by deal count

9 months ended September 30, 2023

Sponsor	#2
Overall	#9

Growing Commercial payments

Deepening relationships with enhanced Treasury Solutions, Global Markets capabilities; developing integrated payments platforms

Commercial payments fees


9%
YTD 22
YTD 23

Improving client satisfaction and efficiency through digitization

Multi-year strategy to improve client satisfaction and efficiency, enhancing digital closing, onboarding and servicing

95% Commercial client satisfaction, remains at all-time high

Top 2-Box Score

BARLOW RESEARCH

16

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Enterprise-wide initiatives

Balance sheet optimization

- Non-core portfolio of $12.3 billion at 9/30/23
  - ~4.2% WA loan yield (~95% fixed rate); ~5.4% WA funding cost
- Focusing on relationship-based lending with attractive risk-adjusted returns across core loan portfolio



~$1.4B QoQ
$12.3
$3.0
$9.3
$11.3
$2.8
$8.5
$7.3
$2.0
$5.3
$4.7
$1.7
$3.0
3Q23
4Q23
4Q24
4Q25
Education and Other Retail (Purchased)
Indirect Auto

TOP program/ expense management

- TOP 8 tracking well to ~$115 million pre-tax run-rate benefit by YE2023
- TOP 9 in process of launch; areas of opportunity include
  - Re-imagine operations with process reengineering, automation and AI
  - Simplify organization structure
  - Generate additional procurement efficiencies
  - Improve customer journeys utilizing generative AI
- Targeting flat 2024 Underlying expenses through further meaningful actions

Technology update

- Targeting exit of all Citizens data centers by 2025
- We have made significant progress in our journey of migrating applications to the cloud and rationalizing/ retiring applications as part of our Next Gen Tech strategy
- Planning core deposit system convergence through Modern Banking Platform
- In third year of transformation to an agile delivery model, significantly improves speed and efficiency of tech delivery

ESG update

- Announced in September a $50 billion sustainable finance target by 2030, a key milestone in our ESG journey
  - Includes $5 billion to finance green initiatives
  - Plan to engage 100% of Oil and Gas clients by YE2024 on climate-related topics
  - Committing to achieve carbon neutrality by 2035

17

4Q23 outlook vs. 3Q23

	3Q23 Underlying[1]	4Q23 Underlying outlook
Net interest income	$1,522MM	Down ~2%
Noninterest income	$492MM	Up 3-4%, market dependent
Noninterest expense	$1,271MM	Broadly stable*
Net charge-offs	40 bps	Mid-40s; ACL will continue to benefit from Non-Core loan run off
CET1 ratio[2]	10.4%	~10.5%
Tax rate	21.7%	~22%

*Excludes anticipated impact from FDIC special assessment

18

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

19 Investment thesis Citizens has a robust capital, liquidity and funding position – Committed to strengthening even further with balance sheet optimization, including Non-Core strategy – Relative strength allows Citizens to take advantage of opportunities – Focused on deploying capital to best relationship/highest risk adjusted return areas – Flexibility to continue returning capital to shareholders Citizens continues to have a series of unique initiatives that will lead to relative medium-term outperformance Citizens has performed well since the IPO given its sound strategy, capable & experienced leadership and a strong customer-focused culture – Track record of strong execution – Commitment to operating and financial discipline – Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is poised to deliver attractive ROTCE over the medium-term. Represents attractive opportunity for investors at current valuation – Well positioned in NYC metro to gain market share; performance tracking well – Citizens Private Bank launched to rapidly build Wealth presence – All other initiatives tracking well: Citizens Pay, Citizens Access, Private Capital, TOP 8/9

Appendix

21 Net income available to common shareholders and EPS $s in millions, except per share data ê14% $861 $743 2Q23 3Q23 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions ê2% $3.5 2 $3.5 6 ê14% $153.7 $150.8 2Q23 3Q23 $173.2 $176.5 2Q23 3Q23 1.18% 1.08% 0.99% 0.84% 2Q23 3Q23 15.5% 15.3% 13.9% 12.5% 2Q23 3Q23 $497 $418 $1.04 $0.89 2Q23 3Q23 ê16% Pre-provision profit $s in millions See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. ê142 bps ê15 bpsé2%

22 $982 $743 3Q22 3Q23 Year-over-year Underlying results(1) Return on average total tangible assets ê24% Average loans $s in billions ê4% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê38 bps $3.5 6 $156.9 $150.8 3Q22 3Q23 $177.6 $176.5 3Q22 3Q23 1.30% 1.08% 1.22% 0.84% 3Q22 3Q23 17.9% 15.3% 12.5% 3Q22* 3Q23 ê1% Pre-provision profit $s in millions ê540 bps$644 $418 $1.30 $0.89 3Q22 3Q23 See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. ê32% ê35% *Excluding Private Bank & Non-Core has a (40) bps impact

3Q23 YTD Underlying financial performance detail[1]

	(A)	(B)	(C) = (A) + (B)	(D)	(E) = (C) + (D)
$s in millions	Legacy Core[2]	Private Bank	Core	Non-Core[3]	Total CFG
Net interest income	$4,837	$0.3	$4,837	$(84)	$4,753
Noninterest income	1,483	—	1,483	—	1,483
Total revenue	6,320	0.3	6,320	(84)	6,236
Noninterest Expense	3,603	35.7	3,639	95	3,734
Pre-provision profit	2,716	(35.4)	2,681	(179)	2,502
Provision for credit losses	462	—	462	54	516
Income before income tax expense	2,254	(35.4)	2,219	(233)	1,986
Income tax expense	517	(9.2)	508	(61)	447
Net income	1,737	(26.2)	1,711	(172)	1,539
Preferred dividends	87	—	87	—	87
Net income available to common stockholders	$1,650	$(26.2)	$1,624	$(172)	$1,452
Contribution to total CFG Diluted EPS	$3.43	$(0.05)	$3.38	$(0.35)	$3.03
$s in billions					
Interest-earning assets (spot)	$188	$—	$188	$12.3	$200
Loans (spot)	137	—	137	12.3	150
Deposits (spot)	178	0.2	178	—	178
Risk-weighted assets (spot)	164	—	164	12.4	176
Performance metrics:					
Net interest margin, FTE[4]	3.47%		3.47%	(0.78)%	3.17%
Loans-to-deposit ratio (spot)	77.2		77.1		84.0
CET1 capital ratio	11.2		11.2		10.4
ROTCE	16.0		15.8		14.1
Efficiency ratio	57.0		57.6		59.9
Noninterest income as a % of total revenue	23.5		23.5		23.8

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

23

24 Interest rate risk management $16.5 $25.8 $30.1 $21.9 $7.6 2023 2024 2025 2026 2027 Cash flow hedges are the primary tool to manage interest rate exposure Receive fixed cash flow swaps - average notional balances in $ billions at 9/30/23 W.A. receive fixed rate at 9/30/23 3.2% 3.5% $18.4 $20.5 $21.1 $21.9 $29.5 $30.5 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 3.1%3.1%3.1%3.7%4.3% 3.7% ALM hedging update 4.5% ■ Continue to manage hedges to maintain significant protection to downside in rates well into 2026 ■ Added ~$7.5 billion of forward-starting receive fixed cash flow swaps with a weighted average fixed rate of ~4%; start dates through 2H25 adding additional down-rate protection into 2H27 ■ Higher expected swap expense in 2024 will be partly offset by the benefit to NII from Non-Core rundown; swap expense drag will reduce meaningfully over 2025-2027 as swaps run-off and Fed normalizes short rates – In addition, the impact of terminated swaps is dramatically lower in 2026/2027 ~($119) ~($117) ~($115) ~($115) ~($115) ~($114) ~($428) ~($230) ~($40) NII impact from terminated swaps ($ in millions) 3.2% ~($460) 4.2% ~($441)

25 $(3.2) $(2.5) $(2.2) $(2.1) $(1.7) $(0.8) $(0.5) $(0.3) $(0.4) $(0.3) $(0.3) $(0.3) Securities Swaps* Pension 9/30/2023 12/31/2024 6/30/2025 12/31/2025 Projected AOCI accretion Projected accretion based on forward curve ■ At September 30, 2023, average effective duration of the securities portfolio was 5.2 years; investment portfolio (inclusive of cash and securities) duration of ~3.8 years $(5.3) $(3.6) $(3.0) $(2.7) ~49% burn-off by YE2025 Commentary See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. *Unrealized losses in swaps portfolio includes both active and terminated swaps. $s in billions

$77.5B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)	Balances		% of total CFG
C&I			
Finance and Insurance			
Capital call facilities	$	6.9	4 %
Other Finance and Insurance		5.9	4
Other Manufacturing		3.8	2
Technology		3.6	2
Accommodation and Food Services		3.0	2
Health, Pharma, Social Assistance		2.7	2
Professional, Scientific, and Technical		2.5	2
Wholesale Trade		2.5	2
Retail Trade		2.5	2
Other Services		2.4	1
Energy & Related		2.1	1
Rental and Leasing		1.1	1
Consumer Products Manufacturing		1.0	1
Administrative and Waste Management		1.5	1
Arts, Entertainment, and Recreation		1.6	1
Automotive		1.0	1
Other [1]		2.7	2
Total C&I	$	46.8	31 %
CRE			
Multi-family	$	9.0	6 %
Office		6.1	4
Industrial		3.8	3
Retail		3.5	2
Co-op		1.8	1
Data Center		1.0	1
Hospitality		0.6	—
Other [1]		3.7	3
Total CRE	$	29.5	20 %
Total Commercial loans & leases	$	77.5	52 %
Total CFG	$	149.7	100 %

Commercial portfolio risk ratings[2]


$s in billions
$57.5
$78.3
$77.5
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
14%
25%
58%
6%
16%
18%
60%
7%
17%
17%
59%
4Q19
2Q23
3Q23

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.6% of total CFG loans, granular hold positions with an average outstanding of ~$12 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

26

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

27 Suburban Class C 4% CBD Class C 2% Suburban Class A 42% CBD Class A 15% Suburban Class B 26% CBD Class B 11% 50% 100% 88% 100% 88% 61% 20% 45% 78% 85% 50% —% 12% —% 12% 39% 80% 55% 22% 15% New York, NY Washington, DC Dallas, TX Los Angeles, CA Philadelphia, PA Atlanta, GA Chicago, IL Boston, MA Baltimore, MD Seattle, WA Suburban CBD NY 14.8% VA 12.0% NJ 9.4% CA 9.1% TX 8.4% MD 6.7% PA 5.5% GA 4.5% IL 4.1% MA 3.5% OH 3.2% NC 2.7% WA 2.5% AZ 2.4% CO 2.2% Other 8.9% Commercial Real Estate - $6.1B Office portfolio: well diversified $3.7B General Office by state Other MN MO CT FL VT IN DC MI UT SC TN RI DE 25% 14% 61% General Office $3.7B Credit Tenant $1.5B Life Sciences $0.8B Property type $3.7B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$162 million $ 831 567 202 196 177 170 154 122 109 95 $ in millions (As of 9/30/23)

28 38% 43% 43% 33% 32% 32% 18% 16% 16% 5% 4% 4%6% 5% 5% 4Q19 2Q23 3Q23 43% 19% 14% 4% 13% 7% $72.3B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $61.6 $72.3 $s in billions $73.0 Home equity Retail loans(1) Residential mortgages Auto Education - in school Education - refinance Other retail ~99% of retail portfolio > 680 Super-prime/prime* ~76% of retail portfolio Secured ■ Mortgage – FICO ~785 – Weighted-average LTV of ~54% ■ Home equity – FICO ~765 – ~38% secured by 1st lien – ~97% CLTV less than 80% – ~86% CLTV less than 70% ■ Auto – FICO ~740 ■ Education – FICO ~785 ■ Other retail: – Credit card – FICO ~735 – Citizens Pay – FICO ~725; incorporates loss sharing High quality, diverse portfolio * Super-prime/prime defined as FICO of 680 or above at origination Retail portfolio FICOs(2) See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31.

29 Allocation of allowance for credit losses by product type June 30, 2023 September 30, 2023 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 48,038 $702 1.46% $ 46,753 $707 1.51 % Commercial real estate 28,947 637 2.20 29,486 692 2.35 Leases 1,294 30 2.39 1,218 26 2.14 Total commercial 78,279 1,370 1.75 77,457 1,425 1.84 Residential mortgages 30,769 205 0.67 30,983 181 0.59 Home equity 14,487 142 0.98 14,729 144 0.97 Automobile 10,428 89 0.86 9,290 56 0.60 Education 12,246 261 2.13 12,134 270 2.23 Other retail 5,111 232 4.53 5,153 242 4.69 Total retail loans 73,041 929 1.27 72,289 893 1.23 Allowance for credit losses(2) $151,320 $2,299 1.52% $149,746 $2,318 1.55 % See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31.

30 Delinquency by product type See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. June 30, 2023 (%) September 30, 2023 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.36% 0.04% 0.02% — % 0.58% 99.40% 0.05% 0.02% 0.01% 0.52 % Commercial real estate 98.50 0.08 0.20 — 1.22 98.01 0.25 0.14 0.01 1.59 Leases 99.77 — — — 0.23 99.75 — — — 0.25 Total commercial 99.05 0.05 0.09 — 0.81 98.87 0.13 0.07 0.01 0.92 Residential mortgages(1) 98.12 0.29 0.10 0.84 0.65 98.17 0.36 0.16 0.70 0.61 Home equity 97.72 0.38 0.17 — 1.73 97.43 0.56 0.19 — 1.82 Automobile 97.88 1.25 0.38 — 0.49 97.21 1.58 0.54 — 0.67 Education 99.37 0.27 0.16 0.02 0.18 99.19 0.39 0.21 0.02 0.19 Other retail 97.67 0.80 0.53 0.39 0.61 97.30 0.95 0.60 0.41 0.74 Total retail 98.19 0.48 0.19 0.38 0.76 98.01 0.60 0.26 0.33 0.80 Total 98.62% 0.26% 0.14% 0.19% 0.79% 98.44% 0.36% 0.16% 0.17% 0.87%

31 Notable items(1) Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives. These notable items have been excluded from reported results to better reflect Underlying operating results. See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above. Notable items - integration related 3Q23 2Q23 3Q22 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Salaries & benefits $ (4) $ (3) $ (2) $ (1) $ (17) $ (12) Outside services (4) (3) (11) (8) (11) (8) Equipment and software — — (1) (1) — — Occupancy — — (25) (18) (2) (1) Other expense — — — — (7) (5) Noninterest expense $ (8) $ (6) $ (39) $ (28) $ (37) $ (26) EPS Impact - Noninterest expense $ (0.02) $ (0.06) $ (0.06) Total Integration Costs $ (8) $ (6) $ (39) $ (28) $ (37) $ (26) EPS Impact - Total integration related $ (0.02) $ (0.06) $ (0.06) Other notable items - TOP & Other Actions related 3Q23 2Q23 3Q22 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Salaries & benefits $ (1) $ — $ (12) $ (9) $ — $ — Outside services (3) (3) (10) (7) (9) (7) Equipment and software (6) (5) (3) (2) — — Occupancy (2) (2) (5) (4) — — Other expense (2) (2) (4) (3) — — Noninterest expense $ (14) $ (12) $ (34) $ (25) $ (9) $ (7) Total Other Notable Items $ (14) $ (12) $ (34) $ (25) $ (9) $ (7) EPS Impact - Other Notable Items $ (0.02) $ (0.06) $ (0.01) Total Notable Items $ (22) $ (18) $ (73) $ (53) $ (46) $ (33) Total EPS Impact $ (0.04) $ (0.12) $ (0.07)

32 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 3Q23 GAAP financial summary 1) See general note a). Notes on slide 4 - 3Q23 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 3Q23 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At September 30, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). Notes on slide 6 - Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 31 for more detail. Notes on slide 12 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 3) Includes branch-based checking with interest and savings. Notes on slide 13 - Credit quality overview 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 15 - Capital remains strong 1) See general note d). 2) For regulatory capital purposes, we have elected to delay the estimated impact of CECL on regulatory capital for a two-year period ended December 31,2021, followed by a three-year transition period ending December 31, 2024. As of December 31, 2021, the modified CECL transition amount was $384 million and is being transitioned out of regulatory capital over a three-year period. 3) See general note c). Notes on slide 16 - Business initiatives to drive improving performance 1) Excludes Private Bank Referred Sales Notes on slide 18 - 4Q23 outlook vs. 3Q23 1) See note on non-GAAP financial measures. 2) See general note d).

33 Notes continued Notes on slide 21 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 22 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 23 - 3Q23 YTD Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At September 30, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). Notes on slide 26 - Commercial credit portfolio 1) Includes deferred fees and costs. 2) Reflects period end balances. Notes on slide 28 - Retail credit porftolio 1) See general note c). 2) Reflects period end balances. Notes on slide 29 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 30 - Delinquency by product type 1) 90+ days past due and accruing includes $216 million and $256 million of loans fully or partially guaranteed by the FHA, VA, and USDA at September 30, 2023 and June 30, 2023, respectively. Notes on slide 31 - Notable items 1) See note on non-GAAP financial measures. Notes on slide 43 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At September 30, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). Notes on slide 44 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At September 30, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a).

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q23 Change			
		3Q23	2Q23	3Q22	2Q23		3Q22	
					$	%	$	%
Noninterest income, Underlying:								
Noninterest income (GAAP)	A	$492	$506	$512	($14)	(3%)	($20)	(4%)
Less: Notable items		—	—	—	—	—	—	—
Noninterest income, Underlying (non-GAAP)	B	$492	$506	$512	($14)	(3%)	($20)	(4%)
Total revenue, Underlying:								
Total revenue (GAAP)	C	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Less: Notable items		—	—	—	—	—	—	—
Total revenue, Underlying (non-GAAP)	D	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	E	$1,293	$1,306	$1,241	($13)	(1%)	$52	4%
Less: Notable items		22	73	46	(51)	(70)	(24)	(52)
Noninterest expense, Underlying (non-GAAP)	F	$1,271	$1,233	$1,195	$38	3%	$76	6%
Pre-provision profit:								
Total revenue (GAAP)	C	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Less: Noninterest expense (GAAP)	E	1,293	1,306	1,241	(13)	(1)	52	4
Pre-provision profit (GAAP)		$721	$788	$936	($67)	(9%)	($215)	(23%)
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,271	1,233	1,195	38	3	76	6
Pre-provision profit, Underlying (non-GAAP)		$743	$861	$982	($118)	(14%)	($239)	(24%)
Provision for credit losses, Underlying:								
Provision for credit losses (GAAP)		$172	$176	$123	($4)	(2%)	$49	40%
Less: Notable items		—	—	—	—	—	—	—
Provision for credit losses, Underlying (non-GAAP)		$172	$176	$123	($4)	(2%)	$49	40%
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	G	$549	$612	$813	($63)	(10%)	($264)	(32%)
notable items		(22)	(73)	(46)	51	70	24	52
Income before income tax expense, Underlying (non-GAAP)	H	$571	$685	$859	($114)	(17%)	($288)	(34%)
Income tax expense, Underlying:								
Income tax expense (GAAP)	I	$119	$134	$177	($15)	(11%)	($58)	(33%)
Less: Income tax expense (benefit) related to notable items		(4)	(20)	(13)	16	80	9	69
Income tax expense, Underlying (non-GAAP)	J	$123	$154	$190	($31)	(20%)	($67)	(35%)
Net income, Underlying:								
Net income (GAAP)	K	$430	$478	$636	($48)	(10%)	($206)	(32%)
Add: Notable items, net of income tax benefit		18	53	33	(35)	(66)	(15)	(45)
Net income, Underlying (non-GAAP)	L	$448	$531	$669	($83)	(16%)	($221)	(33%)
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	M	$400	$444	$611	($44)	(10%)	($211)	(35%)
Add: Notable items, net of income tax benefit		18	53	33	(35)	(66)	(15)	(45)
Net income available to common stockholders, Underlying (non-GAAP)	N	$418	$497	$644	($79)	(16%)	($226)	(35%)

34

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q23 Change			
					2Q23		3Q22	
		3Q23	2Q23	3Q22	$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$2,014	$2,094	$2,177	($80)	(3.84%)	($163)	(7.47%)
Less: Noninterest expense (GAAP)	E	1,293	1,306	1,241	(13)	(0.96)	52	4.20
Operating leverage						(2.88%)		(11.67%)
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,014	$2,094	$2,177	($80)	(3.84%)	($163)	(7.47%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,271	1,233	1,195	38	3.06	76	6.31
Operating leverage, Underlying (non-GAAP)						(6.90%)		(13.78%)
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	64.21 %	62.34%	57.02 %	187 bps		719 bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	63.08	58.86	54.90	422 bps		818 bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	21.51%	22.09%	21.80 %	(58) bps		(29) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	21.69	22.51	22.00	(82) bps		(31) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$21,177	$22,289	$22,246	($1,112)	(5%)	($1,069)	(5%)
Less: Average goodwill (GAAP)		8,188	8,182	8,131	6	—	57	1
Less: Average other intangibles (GAAP)		173	181	228	(8)	(4)	(55)	(24)
Add: Average deferred tax liabilities related to goodwill (GAAP)		422	422	424	—	—	(2)	—
Average tangible common equity	P	$13,238	$14,348	$14,311	($1,110)	(8%)	($1,073)	(7%)
Return on average tangible common equity	M/P	12.00 %	12.42%	16.96 %	(42) bps		(496) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	12.51	13.93	17.91	(142) bps		(540) bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$220,162	$222,373	$225,473	($2,211)	(1%)	($5,311)	(2%)
Return on average total assets	K/Q	0.78 %	0.86%	1.12 %	(8) bps		(34) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.81	0.96	1.18	(15) bps		(37) bps	

35

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q23 Change			
		3Q23	2Q23	3Q22	2Q23		3Q22	
					$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$220,162	$222,373	$225,473	($2,211)	(1%)	($5,311)	(2%)
Less: Average goodwill (GAAP)		8,188	8,182	8,131	6	—	57	1
Less: Average other intangibles (GAAP)		173	181	228	(8)	(4)	(55)	(24)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	424	—	—	(2)	—
Average tangible assets	R	$212,223	$214,432	$217,538	($2,209)	(1%)	($5,315)	(2%)
Return on average total tangible assets	K/R	0.81 %	0.89%	1.16 %	(8) bps		(35) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.84	0.99	1.22	(15) bps		(38) bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	S	466,221,795	474,682,759	495,843,793	(8,460,964)	(2%)	(29,621,998)	(6%)
Common stockholders' equity (GAAP)		$20,864	$21,571	$21,132	($707)	(3)	($268)	(1)
Less: Goodwill (GAAP)		8,188	8,188	8,160	—	—	28	—
Less: Other intangible assets (GAAP)		167	175	199	(8)	(5)	(32)	(16)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		421	422	424	(1)	—	(3)	(1)
Tangible common equity	T	$12,930	$13,630	$13,197	($700)	(5%)	($267)	(2%)
Tangible book value per common share	T/S	$27.73	$28.72	$26.62	($0.99)	(3%)	$1.11	4%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	U	469,481,085	479,470,543	495,651,083	(9,989,458)	(2%)	(26,169,998)	(5%)
Average common shares outstanding - diluted (GAAP)	V	471,183,719	480,975,281	497,477,501	(9,791,562)	(2)	(26,293,782)	(5)
Net income per average common share - basic (GAAP)	M/U	$0.85	$0.93	$1.23	($0.08)	(9)	($0.38)	(31)
Net income per average common share - diluted (GAAP)	M/V	0.85	0.92	1.23	(0.07)	(8)	(0.38)	(31)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.89	1.04	1.30	(0.15)	(14)	(0.41)	(32)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.89	1.04	1.30	(0.15)	(14)	(0.41)	(32)
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	W	$0.42	$0.42	$0.42	$—	—%	$—	—%
Dividend payout ratio	W/(M/U)	49 %	45 %	34 %	441 bps		1,541 bps	
Dividend payout ratio, Underlying (non-GAAP)	W/(N/U)	47	40	32	700 bps		1,500 bps	

36

37 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 3Q23 Change 3Q23 2Q23 3Q22 2Q23 3Q22 $/bps % $/bps % Salaries and employee benefits, Underlying: Salaries and employee benefits (GAAP) $659 $615 $639 $44 7% $20 3% Less: Notable items 5 14 17 (9) (64) (12) (71) Salaries and employee benefits, Underlying (non-GAAP) $654 $601 $622 $53 9% $32 5% Outside services, Underlying: Outside services (GAAP) $160 $177 $172 ($17) (10%) ($12) (7%) Less: Notable items 7 21 20 (14) (67) (13) (65) Outside services, Underlying (non-GAAP) $153 $156 $152 ($3) (2%) $1 1% Equipment and software, Underlying: Equipment and software (GAAP) $191 $181 $159 $10 6% $32 20% Less: Notable items 6 4 — 2 50 6 100 Equipment and software, Underlying (non-GAAP) $185 $177 $159 $8 5% $26 16% Occupancy, Underlying: Occupancy (GAAP) $107 $136 $106 ($29) (21%) $1 1% Less: Notable items 2 30 2 (28) (93) — — Occupancy, Underlying (non-GAAP) $105 $106 $104 ($1) (1%) $1 1% Other operating expense, Underlying: Other operating expense (GAAP) $176 $197 $165 ($21) (11%) $11 7% Less: Notable items 2 4 7 (2) (50) (5) (71) Other operating expense, Underlying (non-GAAP) $174 $193 $158 ($19) (10%) $16 10% $s in millions, except share, per share and ratio data

38 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 1Q23 4Q22 Noninterest income, Underlying: Noninterest income (GAAP) A $485 $505 Less: Notable items — — Noninterest income, Underlying (non-GAAP) B $485 $505 Total revenue, Underlying: Total revenue (GAAP) C $2,128 $2,200 Less: Notable items — — Total revenue, Underlying (non-GAAP) D $2,128 $2,200 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,296 $1,240 Less: Notable items 66 43 Noninterest expense, Underlying (non-GAAP) F $1,230 $1,197 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 60.9% 56.4% Efficiency ratio, Underlying (non-GAAP) F/D 57.8 54.4

39 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal 3Q23 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,360 Less: AFS securities - AOCI 2,341 HTM securities - AOCI(1) 854 DTA for AFS/HTM securities 26 Pension 367 DTA for Pension 2 CET 1 capital adjusted for AOCI opt-out removal A $14,770 Risk-weighted assets 176,407 Less: HTM securities - AOCI 151 AFS securities - AOCI 376 DTA for AFS/HTM securities (2,585) Pension 364 DTA for Pension (318) Risk-weighted assets adjusted for AOCI opt-out removal B $178,419 CET1 Ratio adjusted for AOCI opt-out removal A/B 8.3% $s in millions, except share, per share and ratio data (1 "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

40 Non-GAAP financial measures and reconciliations - excluding the impact of Private Bank 3Q23 Total revenue, Underlying excluding Private Bank: Total revenue (GAAP) $2,014 Less: Notable items — Less: Private Bank Total revenue (GAAP) — Total revenue, Underlying excluding Private Bank (non-GAAP) A $2,014 Noninterest expense, Underlying excluding Private Bank: Noninterest expense (GAAP) $1,293 Less: Notable items 22 Noninterest expense, Underlying (non-GAAP) B $1,271 Private Bank Noninterest expense (GAAP) $36 Less: Private Bank Notable Items 1 Noninterest expense, Underlying Private Bank (non-GAAP) C $35 Noninterest expense, Underlying excluding Private Bank (non-GAAP) B-C $1,236 Efficiency ratio, Underlying excluding Private Bank: Efficiency ratio, excluding Private Bank (non-GAAP) (B-C)/A 61.4% $s in millions, except ratio data

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS		
		3Q23	2Q23	3Q22
Net income available to common stockholders, Underlying:				
Net income available to common stockholders (GAAP)		$400	$444	$611
Add: Notable items, net of income tax benefit		18	53	33
Net income available to common stockholders, Underlying (non-GAAP)	A	$418	$497	$644
Private Bank Net income available to common stockholders, (GAAP)		(27)	(5)	—
Less: Private Bank Notable Items		(1)	(4)	—
Private Bank Net income available to common stockholders, Underlying (non-GAAP)	B	($26)	($1)	$—
Non-Core Net income available to common stockholders, (GAAP)	C	($67)	($55)	$16
Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP)	D=(A-B-C)	$511	$553	$628
Return on average tangible common equity and return on average tangible common equity, Underlying:				
Average common equity (GAAP)		$21,177	$22,289	$22,246
Less: Average goodwill (GAAP)		8,188	8,182	8,131
Less: Average other intangibles (GAAP)		173	181	228
Add: Average deferred tax liabilities related to goodwill (GAAP)		422	422	424
Average tangible common equity	E	$13,238	$14,348	$14,311
Private Bank Average tangible common equity (GAAP)		(22)	(2)	—
Less: Private Bank Notables		(5)	(1)	—
Private Bank Average tangible common equity, Underlying (non-GAAP)	F	($17)	($1)	$—
Non-Core Average tangible common equity GAAP	G	—	—	—
Average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP)	H=(E-F-G)	13,255	14,349	14,311
Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP)	D/H	15.3 %	15.5 %	17.5 %

41

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS		
		3Q23	2Q23	3Q22
Return on average total tangible assets and return on average total tangible assets, Underlying:				
Average total assets (GAAP)		$220,162	$222,373	$225,473
Less: Average goodwill (GAAP)		8,188	8,182	8,131
Less: Average other intangibles (GAAP)		173	181	228
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	424
Average tangible assets		$212,223	$214,432	$217,538
Less: Private Bank Average total assets (GAAP)		5	—	—
Less: Non-Core Average total assets (GAAP)		13,113	14,456	17,929
Average tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	A	$199,105	$199,976	$199,609
Net income, Underlying:				
Net income (GAAP)		$430	$478	$636
Add: Notable items, net of income tax benefit		18	53	33
Net income, Underlying (non-GAAP)	B	$448	$531	$669
Private Bank Net income (GAAP)		(27)	(5)	—
Less: Private Bank Notables		(1)	(4)	—
Net income Private Bank, Underlying (non-GAAP)	C	($26)	($1)	$—
Non-Core Net income (GAAP)	D	(67)	(55)	16
Net income excluding Private Bank & Non-Core, Underlying (non-GAAP)	E=B-C-D	$541	$587	$653
Return on average total tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	E/A	1.08 %	1.18 %	1.30 %

42

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

	3Q 2023 (GAAP)						3Q 2023 Notables			3Q 2023 (Non-GAAP)			
$s in millions	Commercial Banking	Consumer Banking[1]	Other	Legacy Core[2]	Private Bank	Non-Core[3]	Legacy	Private Bank	Non-Core	Legacy Core	Private Bank	Non-Core	Total
Net interest income	$ 560	$ 1,067	$ (64)	$ 1,563	$ —	$ (41.0)	$ —	$ —	$ —	$ 1,563	$ —	$ (41)	$ 1,522
Noninterest income	180	278	34	492	—	—	—	—	—	492	—	—	492
Total revenue	740	1,345	(30)	2,055	—	(41.0)	—	—	—	2,055	—	(41)	2,014
Noninterest Expense	325	869	33	1,227	36	30.0	21	1	—	1,206	35	30	1,271
Pre-provision profit	415	476	(63)	828	(36)	(71.0)	(21)	(1)	—	848	(34)	(71)	743
Provision for credit losses	67	67	18	152	—	20.0	—	—	—	152	—	20	172
Income before income tax expense	348	409	(81)	676	(36)	(91.0)	(21)	(1)	—	696	(34)	(91)	571
Income tax expense	88	106	(42)	152	(9)	(24.0)	(4)	—	—	156	(9)	(24)	123
Net income	260	303	(39)	524	(27)	(67.0)	(17)	(1)	—	541	(26)	(67)	448
Preferred dividends	—	—	30	30	—	—	—	—	—	30	—	—	30
Net income available to common stockholders	$ 260	$ 303	$ (69)	$ 494	$ (27)	$ (67.0)	$ (17)	$ (1)	$ —	$ 511	$ (26)	$ (67)	$ 418
Contribution to total CFG Diluted EPS	$ 0.55	$ 0.65	$ (0.15)	$ 1.05	$ —	$ (0.14)	$ (0.03)	$ —	$ —	$ 1.08	$ —	$ (0.14)	$ 0.94
$s in billions													
Interest-earning assets (spot)	$ 71	$ 67	$ 50	$ 188	$ —	$ 12	$—	$—	$—	$188	$—	$12.3	$200
Loans (spot)	71	66	1	137	—	12	—	—	—	137	—	12.3	150
Deposits (spot)	48	118	11	178	—	—	—	—	—	178	—	—	178
Risk-weighted assets (spot)	$ 94	$ 56	$ 14	$ 164	$ —	$ 12	$—	$—	$—	$164	$—	$12.4	$176
Performance metrics:													
Net interest margin, FTE[4]				3.33 %		(1.24)%				3.33 %		(1.24)%	3.03 %
Loans-to-deposit ratio (spot)				77.2 %						77.2 %			84.0 %
CET1 capital ratio				11.2 %						11.2 %			10.4 %
ROTCE				14.8 %						15.3 %			12.5 %
Efficiency ratio				59.7 %						58.7 %			63.1 %
Noninterest income as a % of total revenue				24 %						24 %			24 %

*Select totals may not sum due to rounding

43

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

$s in millions	3Q 2023 YTD (GAAP) Commercial Banking	3Q 2023 YTD (GAAP) Consumer Banking[1]	3Q 2023 YTD (GAAP) Other	3Q 2023 YTD (GAAP) Legacy Core[2]	3Q 2023 YTD (GAAP) Private Bank	3Q 2023 YTD (GAAP) Non-Core[3]	3Q 2023 YTD Notables Legacy	3Q 2023 YTD Notables Private Bank	3Q 2023 YTD Notables Non-Core	3Q 2023 YTD (Non-GAAP) Legacy Core	3Q 2023 YTD (Non-GAAP) Private Bank	3Q 2023 YTD (Non-GAAP) Non-Core	3Q 2023 YTD (Non-GAAP) Total
Net interest income	$ 1,741	$ 3,101	$ (5)	$ 4,837	$ —	$ (84)	$ —	$ —	$ —	$ 4,837	$ —	$ (84)	$ 4,753
Noninterest income	588	802	93	1,483	—	—	—	—	—	1,483	—	—	1,483
Total revenue	2,329	3,903	88	6,320	—	(84)	—	—	—	6,320	—	(84)	6,236
Noninterest Expense	971	2,594	192	3,757	43	95	154	7	—	3,603	36	95	3,734
Pre-provision profit	1,358	1,309	(104)	2,563	(43)	(179)	(154)	(7)	—	2,716	(35)	(179)	2,502
Provision for credit losses	185	198	79	462	—	54	—	—	—	462	—	54	516
Income before income tax expense	1,173	1,111	(183)	2,101	(43)	(233)	(154)	(7)	—	2,254	(35)	(233)	1,986
Income tax expense	289	289	(100)	478	(11)	(61)	(40)	(2)	—	517	(9)	(61)	447
Net income	884	822	(83)	1,623	(32)	(172)	(114)	(5)	—	1,737	(26)	(172)	1,539
Preferred dividends	—	—	87	87	—	—	—	—	—	87	—	—	87
Net income available to common stockholders	$ 884	$ 822	$ (170)	$ 1,536	$ (32)	$ (172)	$ (114)	$ (5)	$ —	$ 1,650	$ (26)	$ (172)	$ 1,452
Contribution to total CFG Diluted EPS	$ 1.84	$ 1.70	$ (0.35)	$ 3.19	$ (0.07)	$ (0.35)	$ (0.24)	$ (0.02)	$ —	$ 3.43	$ (0.05)	$ (0.35)	$ 3.03
$s in billions													
Interest-earning assets (spot)	$ 71	$ 67	$ 50	$ 188	$ —	$ 12	$—	$—	$—	$188	$—	$12	$ 200
Loans (spot)	71	66	1	137	—	12	—	—	—	137	—	12	150
Deposits (spot)	48	118	11	178	—	—	—	—	—	178	—	—	178
Risk-weighted assets (spot)	$ 94	$ 56	$ 14	$ 164	$ —	$ 12	$—	$—	$—	$164	$—	$12	$ 176
Performance metrics:													
Net interest margin, FTE[4]				3.47 %		(0.78)%				3.47 %		(0.78)%	3.17 %
Loans-to-deposit ratio (spot)				77.2 %						77.2 %			84.0 %
CET1 capital ratio				11.2 %						11.2 %			10.4 %
ROTCE				14.9 %						16.0 %			14.1 %
Efficiency ratio				59.4 %						57.0 %			59.9 %
Noninterest income as a % of total revenue				23 %						23 %			23.8 %

*Select totals may not sum due to rounding

44